UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Airgas, Inc.

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August 4, 2010

Dear Fellow Stockholder:

The Airgas Board has unanimously rejected Air Products’ revised $63.50 per share offer after determining that it grossly undervalues Airgas and is not in the best interests of Airgas stockholders. On behalf of the Airgas Board of Directors, I am writing to urge you to protect your investment by promptly voting the enclosed WHITE proxy card “FOR” the three highly qualified Airgas Directors and “AGAINST” Air Products’ proposed By-Law amendments. Please discard any Gold proxy cards sent to you by Air Products.

AIR PRODUCTS’ OFFER IS GROSSLY INADEQUATE

Airgas’ strong first fiscal quarter 2011 earnings – the second best in your company’s history – only serve to strengthen your Board’s conviction that Airgas will generate more value for stockholders through the continued execution of our strategic plan than by pursuing Air Products’ grossly inadequate offer. Our performance in the quarter ended June 30, 2010 included:

•	Adjusted EPS of $0.83,* exceeding the high end of our guidance and analyst consensus estimates by 15% and first quarter 2010 by 26%;

•	Highest adjusted EBITDA margin* in Airgas history;

•	Operating margins near record levels; and

•	Same-store sales growth of 6% year over year, which is the first positive same-store year over year result since the quarter ending December 31, 2008.

It’s important to note that we achieved these results despite the fact that revenues have not yet returned to pre-recessionary levels. Clearly, the actions we have taken and the investments we have made during recent years have created a stronger, more profitable company.

As a result of this performance and improved outlook, we raised our full-year fiscal 2011 earnings guidance 7% from a range of $2.95 to $3.05 to a new range of $3.15 to $3.30. This represents 18% to 23% growth over fiscal year 2010 adjusted earnings.* We now have even more confidence in our ability to meet or exceed our mid-term financial goal of earnings per share of at least $4.20 by calendar year 2012.

You should be aware that Air Products’ ‘low-ball’ $63.50 offer has not even kept pace with the growth in peer equity values. The 5.8% increase from Air Products’ previous offer of $60 is far less than the 11.7% growth in peer equity values over the same time period.1

Your Board of Directors has determined that the revised offer does not fairly compensate stockholders for Airgas’ extraordinary track record, outstanding recent results, excellent growth prospects or industry leading position.

Letter to Stockholders – August 4, 2010

AIR PRODUCTS’ TAKE-OVER ATTEMPT IS OPPORTUNISTIC

It’s clear to us that Air Products deliberately timed its take-over attempt to take advantage of the fact that earnings in the packaged gas industry tend to lag the broader economy. As Air Products itself stated:

“Given that the economy is just beginning to emerge from recession, Air Products concluded that the timing is ideal…”2

As the US packaged gas leader, Airgas’ core business remained strong well into the recession, lagging the dramatic volume declines experienced by Air Products and other gas producers. Accordingly, we expect the recovery in our core business, like the packaged gas industry overall, to lag a broader economic recovery. It is apparent to us that Air Products timed its hostile takeover bid opportunistically in an attempt to exploit this cyclical dynamic to the detriment of Airgas stockholders. Air Products’ Chief Financial Officer explicitly acknowledged this industry trend when he said:

“[P]ackaged gas has always been a lag – it has never been a lead in any of the areas…. packaged gas as a market has always been a lag business.”3

We expect our business will follow historical trends and deliver results that have significant upside as the economic expansion continues, as evidenced by our first quarter results. In fact, we believe that the estimated compounded annual growth rate (CAGR) underlying our earnings goal of more than $4.20 per share by calendar 2012 is conservative, given that Airgas achieved an 18% CAGR in the three years following the last U.S. recession. Today we are a much stronger operating company, and we are already on a higher earnings trajectory at this early stage in the recovery.

Air Products’ proposed By-Law amendments calling for a meeting to elect directors to be held only four months after the 2010 annual meeting speak to the opportunistic nature of its take-over attempt. We urge you to ask yourself: Why is holding a meeting to elect directors just four months after this year’s annual meeting so important to Air Products? What’s the sense and why the rush?

DON’T BE MISLED BY AIR PRODUCTS’ CONTRADICTORY STATEMENTS

In our view, the economic recovery in the United States is just beginning. Conditions in most of our customer segments and geographies continue to improve, and we expect Airgas’ momentum to increase with the economic expansion.

Despite these positive developments, we believe Air Products is trying to frighten Airgas stockholders with misleading statements about current market conditions being “substantially more uncertain” now than in February.4 This contrasts with Air Products’ view of the economy as it applies to its own business. For example, on the very same day that Air Products claimed that current market conditions were “uncertain,” when asked about his outlook on the U.S. economy, Air Products’ Chief Financial Officer asserted:

“We have a pretty good look on the economy going forward for us. And we still feel that it is playing out as we expected, which is for just good steady slow growth here in the US.”5

Letter to Stockholders – August 4, 2010

DON’T LET AIR PRODUCTS ACQUIRE YOUR COMPANY AT A

GROSSLY INADEQUATE PRICE

Airgas’ directors are committed to the interests of ALL Airgas stockholders, and we have a long history of delivering superior stockholder returns. We believe that the election of Air Products’ nominees and the adoption of its proposals would not only serve to advance its grossly inadequate offer but also would preclude Airgas stockholders from realizing the full value that we expect Airgas to achieve as the economy recovers.

VOTE YOUR WHITE PROXY CARD “FOR” THE THREE HIGHLY QUALIFIED AIRGAS DIRECTORS AND “AGAINST” AIR PRODUCTS’ PROPOSED BY-LAW AMENDMENTS

Whether or not you plan to attend the Airgas Annual Meeting, you have the opportunity to protect your investment by promptly voting the WHITE proxy card. We urge you to vote TODAY – by telephone, by Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Please discard any Gold proxy cards sent to you by Air Products.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

/s/ Peter McCausland

Peter McCausland

Chairman and Chief Executive Officer

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card,

or need additional assistance, please contact the firm

assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Stockholders Call Toll-Free: (877) 687-1875

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT

We urge you NOT to sign any Gold proxy card sent to you by Air Products.

*	For reconciliations of non-GAAP measures, see Annex A of this letter.
[1]

Average percentage change on an equal weighted basis in share price of Praxair, Air Liquide and Linde between February 5, 2010, the date Air Products’ $60 proposal was made public, and July 8, 2010, the date of Air Products’ offer of $63.50. Share price changes denominated in the local currencies.

[2]	Air Products Schedule TO dated February 11, 2010 (deleted in Schedule 14A dated June 16, 2010)
[3]	Paul Huck, Air Products’ Senior Vice President and Chief Financial Officer, Q2 2010 APD Earnings Conference Call, April 22, 2010.
[4]	Air Products Press Release, Air Products Sends Letter to Airgas Shareholders, July 22, 2010.
[5]	Paul Huck, Air Products’ Senior Vice President and Chief Financial Officer, Q3 2010 APD Earnings Conference Call, July 22, 2010.

Letter to Stockholders – August 4, 2010

IMPORTANT INFORMATION

In connection with its 2010 Annual Meeting of Stockholders, Airgas, Inc. has filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT FOR THE 2010 ANNUAL MEETING IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. In response to the tender offer proposed by Air Products and Chemicals, Inc. referred to in this communication, Airgas has filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9, as amended. STOCKHOLDERS OF AIRGAS ARE ADVISED TO READ AIRGAS’ SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AS AMENDED, IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Air Products. Investors and stockholders will be able to obtain free copies of Airgas’ definitive proxy statement, the Solicitation/Recommendation Statement on Schedule 14D-9, any amendments or supplements to the proxy statement and/or the Schedule 14D-9, any other documents filed by Airgas in connection with the 2010 Annual Meeting and/or the tender offer by Air Products, and other documents filed with the SEC by Airgas at the SEC’s website at www.sec.gov. Free copies of the definitive proxy statement, the Solicitation/ Recommendation Statement on Schedule 14D-9, and any amendments and supplements to these documents are also available in the “Investor Information” section of the Company’s website at www.airgas.com, or through the following web address: http://investor.shareholder.com/arg/airgascontent.cfm. Airgas and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with its 2010 Annual Meeting. Detailed information regarding the names, affiliations and interests of Airgas’ directors and executive officers is available in the definitive proxy statement for the 2010 Annual Meeting, which was filed with the SEC on June 23, 2010. To the extent holdings of Airgas securities have changed, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

FORWARD-LOOKING STATEMENTS

This presentation contains statements that are forward looking. Forward-looking statements include the statements identified as forward-looking in the Company’s press release announcing its quarterly earnings, as well as any statement that is not based on historical fact, including statements containing the words “believes,” “may,” “plans,” “will,” “could,” “should,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Airgas assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors identified in the Company’s press release announcing its quarterly earnings, as well as other factors described in the Company’s reports, including its March 31, 2010 Form 10-K, subsequent Forms 10-Q, and other forms filed by the Company with the Securities and Exchange Commission. The Company notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. The Company is not waiving any other defenses that may be available under applicable law.

Letter to Stockholders – August 4, 2010

Annex A

Reconciliation: Adjusted Earnings Per Diluted Share
	Three Months Ended June 30, 2010	Year Ended March 31, 2010	(Guidance Range) Year Ended March 31, 2011
			Low	YoY Change	High	YoY Change
Earnings per diluted share	$0.76	$2.34	$3.08		$3.23
Adjustments to earnings per diluted share:
Costs related to unsolicited takeover attempt	0.03	0.18	0.03		0.03
Losses on the extinguishment of debt	0.02	0.14	0.02		0.02
Multi-employer pension plan withdrawal charges	0.02	0.05	0.02		0.02
Non-recurring tax benefit	—	(0.03)	—		—

Adjusted earnings per diluted share	$0.83	$2.68	$3.15	18%	$3.30	23%

Earnings guidance for the year ending March 31, 2011, does not incorporate the impact of future debt extinguishment or multi-employer pension plan withdrawal charges, or future costs related to the unsolicited takeover attempt. The Company believes that adjusted earnings per diluted share provides investors meaningful insight into the Company’s earnings performance without the impact of debt extinguishment, multi-employer pension plan withdrawal charges, and costs related to Air Products’ unsolicited takeover attempt. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our adjusted earnings per diluted share metric may be different from adjusted earnings per diluted share metrics provided by other companies.

Reconciliation: Adjusted EBITDA Margin
	Calendar Year
	2012 Target		2009	2002	Three Months Ended June 30, 2010
($ in thousands)	Low	High
Sales	$5,200,000	$5,200,000	$3,886,671	$1,714,527	$1,052,656

Operating Income	$648,000	$675,000	$432,221	$142,442	$122,751
Adjustments:
Depreciation & Amortization	286,000	286,000	231,518	79,294	60,467
Costs related to unsolicited takeover attempt	—	—	—	—	3,787
Multi-employer pension plan withdrawal charges	—	—	6,650	—	3,204
Legal Settlement	—	—	—	8,500	—
Restructuring charges	—	—	—	2,700	—
Other	—	—	400	—	—

Adjusted EBITDA	$934,000	$961,000	$670,790	$232,936	$190,209

Adjusted EBITDA Margin	18.0%	18.5%	17.3%	13.6%	18.1%

The Company believes the above adjusted EBITDA margin computations help investors assess the Company’s operating performance without the impact of depreciation and amortization and charges associated with the Company’s withdrawal from multi-employer pension plans, costs related to Air Products’ unsolicited takeover attempt, significant legal settlements and restructuring charges. Non-GAAP numbers should be read in conjunction with GAAP financial measures, as non-GAAP metrics are merely a supplement to, and not a replacement for, GAAP financial measures. It should be noted as well that our Adjusted EBITDA metric may be different from similar metrics provided by other companies.